Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Craig A. McCollam, the Chief Financial Officer of Dionex Corporation, hereby certifies that, to the best of his knowledge:
1.
Dionex Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, to which this Certification is attached (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Dionex Corporation.

By:	/s/ Craig A. McCollam
	Name:	Craig A. McCollam
	Title:	Executive Vice President and Chief Financial Officer
	Date:	May 10, 2010
“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Dionex Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”